SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 24, 2002


                          U.S. Timberlands Company, LP
             (Exact name of registrant as specified in its charter)

Delaware                         0-23259                     91-1842156
(State or other            (Commission File Number)        (IRS Employer
jurisdiction of                                         Identification Number)
incorporation)

625 Madison Avenue, Suite 10B,  New York, NY                     10022
   (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code: 212 755-1100




        ----------------------------------------------------------------
         (Former name or former address, if changed since last report.)




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Item 5.  Other Events.

On April 23, 2002, U.S. Timberlands Company, LP ("the Company") issued a press release (the "Press Release") announcing the receipt of a revised offer to take the company private from and entity controlled by members of management for $2.75 per unit in cash. A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference.

On April 26, 2002, the Company issued another press release (the "second Press Release") announcing the filing of several purported class action lawsuits against the General Partner and the board of directors of the general partner of the Company alleging, among other things, breach of fiduciary duty and self-dealing with the receipt of the revised offer referred to above. A copy of the second press release is attached hereto as an exhibit and is incorporated herein by reference.

Item 7.  Financial Information and Exhibits.


(c)      Exhibits

99.1     Press Release of U.S. Timberlands Company, LP dated April 23, 2002

99.2     Offer received by U.S. Timberlands Company, LP dated April 23, 2002

99.3     Press Release of U.S. Timberlands Company, LP dated April 26, 2002


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             U.S. Timberlands Company, LP
                                             (Registrant)


Date: May 2, 2002                     By: U.S. Timberlands Services Company LLC

                                                       John M. Rudey
                                              ----------------------------------
                                              Name: John M. Rudey
                                              Title: Chief Executive Officer





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                                INDEX TO EXHIBITS


Exhibit No.                                                             Page No.
-----------                                                             --------

99.1  Press Release of U.S. Timberlands Company, LP dated April 23, 2002    5
99.2  Offer received by U.S. Timberlands Company, LP dated April 23, 2002   7
99.3  Press Release of U.S. Timberlands Company, LP dated April 26, 2002    9






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